NIDA & MALONEY,LLP
                               800 Anacapa Street
                            Santa Barbara, CA 93101
                            Telephone (805) 568-1151


                                January 4, 2000


Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, CA 93111-2310


         Re:      Registration Statement on Form S-2

Gentlemen:

     We have examined the Registration Statement on Form S-2 filed by you with the Securities and Exchange Commission (the "Commission") on or about January 4, 2000 (as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,888,800 shares of your Common Stock (the "Shares"). The Shares are to be sold directly by you to a limited number of institutional investors. All of the Shares being sold are being sold by you. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required and in accordance with the Marketplace Rules of The Nasdaq Stock Market, Inc., the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Superconductor Technologies Inc.
January 4, 2000
Page 2 of 2


     Our opinion herein is limited to the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                       Very truly yours,



                                      /s/ Nida & Maloney, LLP
                                       -------------------------
                                       NIDA & MALONEY, LLP